Exhibit 99.1

Lyra Therapeutics Announces $50.0 Million Private Placement

May 26, 2023

WATERTOWN, Mass., May 26, 2023 (GLOBE NEWSWIRE) — Lyra Therapeutics, Inc. (Nasdaq: LYRA) (“Lyra” or the “Company”), a clinical-stage biotechnology company developing innovative therapies for the localized treatment of chronic rhinosinusitis, today announced that it has entered into a securities purchase agreement to sell securities in a private placement that is expected to result in gross proceeds of approximately $50.0 million, before deducting offering expenses.

The closing of the private placement is subject to customary closing conditions and is expected to occur on or about May 31, 2023.

Under the terms of the securities purchase agreement, Lyra has agreed to issue and sell (i) approximately 17.7 million shares of the Company’s common stock and pre-funded warrants to purchase approximately 2.4 million shares of the Company’s common stock, with an exercise price of $0.001 per share, and (ii) accompanying common stock purchase warrants to purchase approximately 10.0 million shares of common stock, with an exercise price of $2.673 per share. The combined effective purchase price per share (or pre-funded warrant to purchase one share) and accompanying purchase warrant to purchase one-half of one share is $2.4925 (less the exercise price of the pre-funded warrant, if applicable). Each pre-funded warrant will be exercisable immediately and will expire on May 31, 2028. Each common stock purchase warrant will be exercisable at any time on or after November 30, 2023 and will expire on November 30, 2028.

Cantor Fitzgerald & Co. and William Blair & Company, L.L.C. acted as joint lead placement agents for the financing. H.C. Wainwright & Co. acted as co-placement agent for the financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and will be sold in a private placement pursuant to Regulation D of the Securities Act. The securities being issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the foregoing securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Lyra Therapeutics

Lyra Therapeutics, Inc. is a clinical-stage biotechnology company developing therapies for the localized treatment of patients with chronic rhinosinusitis (CRS). Lyra has two investigational product candidates, LYR-210 and LYR-220, in late-stage development for CRS, a highly prevalent inflammatory disease of the paranasal sinuses which leads to debilitating symptoms and significant morbidities. LYR-210 and LYR-220 are bioresorbable nasal implants designed to be administered in a brief, in-office procedure and are intended to deliver six months of continuous mometasone furoate drug therapy (7500µg MF) to the sinonasal passages. LYR-210 is designed for surgically naïve patients and is being evaluated in the ENLIGHTEN Phase 3 clinical program, while LYR-220, an enlarged implant, is being evaluated in the BEACON Phase 2 clinical trial in patients who have recurrent symptoms despite having had prior ethmoid sinus surgery. These two product candidates are designed to treat the estimated four million CRS patients in the United States who fail medical management each year.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the closing of the private placement. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2023 and its other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contact Information:

Ellen Cavaleri, Investor Relations

615.618.6228

ecavaleri@lyratx.com